                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12


                                  BRIAZZ, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


      (2)   Form, Schedule or Registration Statement No.:


      (3)   Filing Party:


      (4)   Date Filed:

                                 [BRIAZZ LOGO]

                                  BRIAZZ, INC.
                       3901 - 7TH AVENUE SOUTH, SUITE 200
                                SEATTLE, WA 98108

           TELEPHONE: (206) 467-0994                   FACSIMILE: (206) 467-1970

                                                                  April 29, 2002

Dear Shareholder:

         On behalf of BRIAZZ, Inc. (the "Company"), I cordially invite you to attend the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1:00 p.m. on Wednesday, June 5, 2002 at US Bank Centre, 1420 Fifth Avenue, Fourth Floor, Seattle, Washington 98101.

      At the Annual Meeting, the shareholders will be asked to:

      1. elect five directors to the Company's Board of Directors (the "Board"); and

      2. vote on a proposal to amend the Company's 1996 Amended Stock Option Plan; and

      3. vote for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company.

         The Board unanimously recommends that shareholders vote "FOR" these three proposals.

         Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

         On behalf of the Board, I would like to express our appreciation for your support of the Company. We look forward to seeing you at the meeting.

                               Sincerely,

                               /s/ Victor D. Alhadeff

                               Victor D. Alhadeff
                               Chief Executive Officer and Chairman of the Board

                                  BRIAZZ, INC.

                       3901 - 7TH AVENUE SOUTH, SUITE 200

                                SEATTLE, WA 98108


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON WEDNESDAY, JUNE 5, 2002

To The Shareholders of BRIAZZ, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BRIAZZ, Inc., a Washington corporation (the "Company"), will be held on Wednesday, June 5, 2002 at 1:00 p.m local time, at US Bank Centre, 1420 Fifth Avenue, Fourth Floor, Seattle, Washington 98101, for the following purposes, which are more fully described in the accompanying Proxy Statement:

      1. To elect five directors to the Company's Board of Directors to serve until the 2003 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal, or the election of their successors; and

      2. To approve an amendment to the Company's 1996 Amended Stock Option Plan; and

      3. To approve a vote for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company.


         Only holders of record of the Company's Common Stock at the close of business on April 17, 2002 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of shareholders as of that date will be available at the meeting and for ten (10) days prior to the meeting at the Company's executive office located at 3901 - 7th Avenue South, Suite 200, Seattle, Washington 98108.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Victor D. Alhadeff

                                            Victor D. Alhadeff

                                            Chief Executive Officer and Chairman
                                            of the Board

Seattle, Washington
April 29, 2002

                             YOUR VOTE IS IMPORTANT!

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ALSO ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

                                  BRIAZZ, INC.
                       3901 - 7TH AVENUE SOUTH, SUITE 200
                                SEATTLE, WA 98108



             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, JUNE 5, 2002
                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of BRIAZZ, Inc., a Washington corporation, for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 1:00 p.m local time on Wednesday, June 5, 2002, at US Bank Centre, 1420 Fifth Avenue, Fourth Floor, Seattle, Washington 98101, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, a proxy card and our Annual Report, which includes financial statements for the fiscal year ended December 30, 2001, are being sent to all shareholders of record as of the close of business on April 17, 2002, on or about May 10, 2002. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement. All references to "BRIAZZ," "we," "us" and "our" in this Proxy Statement are references to BRIAZZ, Inc.

QUORUM AND VOTING RIGHTS

         At the close of business on April 17, 2002, there were 5,847,310 shares of our common stock, no par value (the "Common Stock"), outstanding. Each share is entitled to one vote. Only holders of record of the shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, shall constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person.

         If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and a general description on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board on that proposal. The recommendation of the Board for each proposal is shown on the proxy card. For the reasons stated in more detail later in the Proxy Statement, the Board recommends a vote (i) "FOR" the individuals nominated to serve as directors and (ii) "FOR" the proposal to amend our 1996 Amended Stock Option Plan (iii) "FOR" the proposal for ratification of the selection of PricewaterhouseCoopers LLP as independent accounts for the company.

         It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented for action, however, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

         On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. Under Washington law and our Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting: (i) the nominees for directors who receive the greatest number of votes cast in the election of directors will be elected and (ii) the proposal to amend our 1996 Amended Stock Option Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it and (iii) the proposal for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

         Shareholders may abstain from voting for the nominees for director, may abstain from voting on the proposal to amend our 1996 Amended Stock Option Plan, and may abstain from voting on the proposal for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum. Abstention from voting on the proposal to amend the 1996 Amended Stock Option Plan will have no effect, as approval of this proposal is based solely on the number of votes actually cast. Abstention from voting on the proposal for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company will have no effect, as approval of this proposal is based solely on the number of votes actually cast.

         Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers' shares in the election of directors. The failure of a brokerage firm or other intermediary to vote its customers' shares on the proposal for the election of directors will have no effect on any proposal as approval of each proposal is based solely on the number of votes actually cast. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients may vote their clients' proxies in their own discretion.

REVOCABILITY OF PROXIES

         If you execute a proxy, you may revoke it by taking one of the following three actions: (i) by giving written notice of the revocation to our Secretary at our principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Wednesday, June 5, 2002; (ii) by executing a proxy with a later date and delivering it to our Secretary at our principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Wednesday, June 5, 2002; or (iii) by personally attending and voting at the meeting.

Soliciation Of Proxies The proxy accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Briazz, none of whom will receive any additional compensation for their services. Briazz does not intend to engage an outside proxy solicitation firm to render proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph or messenger. We will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Common Stock. All costs of solicitation of proxies will be paid by Briazz.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with our 2003 Annual Meeting of Shareholders must deliver a copy of the proposal to our Secretary at our principal executive offices, no later than March 26, 2003, and satisfy certain other requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. A shareholder must have been a record or beneficial owner of at least one percent of our outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

         A shareholder of record who intends to nominate a director for election or submit a proposal at the 2003 Annual Meeting that is not eligible for inclusion in our proxy statement must provide written notice to us, addressed to our Secretary at our principal executive offices, not later than March 26, 2003. Any shareholder proposal for next year's annual meeting submitted after March 26, 2003 will not be considered filed on a timely basis with us under SEC Rule 14a-4(c)(1). For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (1) we include in its proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The directors to be elected at the Annual Meeting will serve on the Board until the 2003 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal. Victor D. Alhadeff, C. William Vivian, Richard Fersch, Dan Kourkoumelis, and Charles C. Matteson, Jr., who constitute the current directors of BRIAZZ, have all been nominated by the Board for election at the Annual Meeting. The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

NOMINEES FOR DIRECTOR

Victor D. Alhadeff                                                      Age [55]

         Mr.Alhadeff has served as our Chairman of the Board since founding BRIAZZ in 1995, and as our Chief Executive Officer since 1996. Mr. Alhadeff also served as our President from 1995 to 1996, as our Secretary from 1995 to 2001 and as our Treasurer from 1996 to 2001. In 1983, Mr. Alhadeff founded Egghead, Inc., a specialty retailer of personal computer software and accessories. Mr. Alhadeff served as Chairman of Egghead until 1990, when he purchased Egghead University, the software training division of Egghead. Egghead University was renamed Catapult, and Mr. Alhadeff served as its Chairman and Chief Executive Officer until 1993, when Catapult was purchased by IBM. Prior to founding Egghead, Mr. Alhadeff founded Equities Northwest Inc.
         (ENI), a corporation that formed, marketed and operated oil and gas partnerships, in 1971, and served as its Chief Executive Officer until the company was sold in 1983. While Mr. Alhadeff served at Egghead and ENI, each company, and Mr. Alhadeff, along with other officers and directors of each company, were the subject of shareholder lawsuits. All shareholder lawsuits were settled or dismissed. From 1969 to 1971, Mr. Alhadeff served as a First Lieutenant in the United States Army. Mr. Alhadeff received a B.A. in Business Administration from the University of Washington in 1968.


C. William Vivian                                                       Age [50]

         Mr. Vivian joined us in January 1999 as President and Chief Operating Officer. In January 1999, he also began serving as a director. From 1997 to 1998, Mr. Vivian was a Senior Vice President of the Cucina Presto division of Cucina! Cucina!, a restaurant chain. From 1995 to 1997, Mr. Vivian was a Regional Vice President for Noah's Bagels, a chain of retail bagel bakeries. From 1994 to 1995, Mr. Vivian was a Zone Director of Operations for Taco Bell, a fast food restaurant chain. During 1993, Mr. Vivian was Vice President of Operations for Rally's, a drive-in restaurant chain. Mr. Vivian serves as a director of Food Lifeline, an affiliate of America's Second Harvest, a redistributor of food products. Mr. Vivian received a B.A. in Biology from the University of California, San Diego in 1973 and a Master in Hotel Administration from Cornell University in 1978.


Richard Fersch                                                          Age [52]

         Mr. Fersch has served as one of our directors since October 1996. From 1993 to 2002, Mr. Fersch served as the President of Eddie Bauer, Inc., a retailer of private-label clothing, accessories and home furnishings. Mr. Fersch joined Eddie Bauer in 1988 as Vice President of Stores and was promoted to President in 1993.


Dan Kourkoumelis                                                        Age [51]

         Mr. Kourkoumelis has served as one of our directors since April 1999. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and he became one of its directors in April 1991. He was appointed Executive Vice President of QFC in 1983, Chief Operating Officer in 1987 and President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis serves as a director of Expeditors International of Washington, Inc., a logistics company, and The Great Atlantic & Pacific Tea Company, Inc., a supermarket chain.

Charles C. Matteson, Jr.                                                Age [59]

         Mr. Matteson has served as one of our directors since March 2002. From 2001 to 2002, Mr. Matteson has served as the Managing Director and was a Founding Partner of Spinnaker Capital Partners, LLC, a Private Equity investment firm in partnership with European banking interests specializing in Consumer, Franchisable and Food Technology Firms. From 1997 to 2000, Mr. Matteson was an Operations Director and Founding Partner of Incontrol Systems, LLC, a retail-based healthcare company. In 1987, Mr. Matteson founded Matteson Companies International, Inc., which became one of the largest franchisees for Nutri/System's medically/professionally supervised weight loss clinics. Mr. Matteson was the CEO for Matteson Companies International, Inc. from 1987 through 1997.



      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES NAMED
                                 IN PROPOSAL 1.

                               BOARD OF DIRECTORS

         Our business is managed under the direction of the Board. We have determined that the Board shall be composed of eight directors. Five directors currently serve on the Board, with three vacancies existing. We intend to appoint individuals to fill the vacancies after we identify suitable candidates. Each director is elected for a period of one year at the annual meeting of shareholders and serves until the next annual meeting or until his or her successor is duly elected and qualified. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board has responsibility for establishing broad corporate policies and for our overall performance. It is not, however, involved in operating details on a day-to-day basis.

MEETINGS OF THE BOARD

         The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met five times during our fiscal year ended December 30, 2001. No incumbent member attended fewer than 75% of the total number of meetings (including consents) of the Board and of any Board committees of which he or she was a member during that fiscal year.

COMPENSATION OF DIRECTORS

         Directors who are also our officers or employees do not receive any compensation for their services as directors. Each non-employee director receives reimbursement for reasonable expenses of attending board meetings. In addition, we grant nonqualified stock options to each non-employee director. During fiscal 2001, we granted options to acquire 10,000 shares of Common Stock to each of the following directors: Mr. Fersch and Mr. Kourkoumelis. Such options were fully vested upon grant and are exercisable for $4.70 per share.

COMMITTEES OF THE BOARD

         Committees of the Board consist of an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of Mr. Fersch, Kourkoumelis and Matteson, reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, the fees to be paid to our auditors, the performance of our auditors, our accounting practices, internal controls and conflict of interest transactions. The Audit Committee met five times during the fiscal year ended December 30, 2001. The Compensation Committee, currently composed of Mr. Fersch, Kourkoumelis, and Matteson, recommends, reviews and approves the salaries, benefits and stock incentive plans for our executive officers. The Compensation Committee also administers our compensation plans. The Compensation Committee met five times during the fiscal year ended December 30, 2001.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board assists the Board in executing its responsibilities. The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of our financial information, control systems, and reporting practices, and for recommending to the Board for ratification by the shareholders of the Audit Committee's selection of our independent auditors.

         The Audit Committee is composed of three (3) non-employee members, each of whom is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Our independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. A copy of the Audit Committee Charter, which was first adopted by the Board on January 24, 2001, is attached to this Proxy Statement as Annex A.

         The Audit Committee has reviewed and discussed the audited financial statements with BRIAZZ's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by Independent Standards Board Standard No. 1 from the outside auditors and has discussed with them their independence.

         Audit Fees: The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our financial statements for the fiscal year ended December 30, 2001, and for review of the financial statements included in each of BRIAZZ's Form 10-Q's are $118,000.

         Financial Information Systems Designs and Implementation Fees:
PricewaterhouseCoopers LLP did not bill for any professional services for financial information systems design or implementation as described in Paragraph
(c)(4)(ii) or Rule 2-01 of Regulation S-X for the fiscal year ended December 30, 2001.

         All Other Fees: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP, other than the services covered in the two previous paragraphs, for the fiscal year ended December 30, 2001 are $388,040.

         The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and has concluded that the independence of PricewaterhouseCoopers LLP is maintained and is not compromised by the services provided.

         Based on the review and discussion referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2001, for filing with the SEC.

     Respectfully submitted,              Audit Committee

                                          Richard Fersch
     April 29, 2002                       Dan Kourkemelis
                                          Charles Matteson, Jr.



                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table sets forth information regarding our executive officers and other key personnel as of April 17, 2002.

     NAME                              AGE              POSITION
     ----                              ---              --------
     Victor D. Alhadeff                [55]             Chief Executive Officer and Chairman of the Board
     C. William Vivian                 [50]             President, Chief Operating Officer and Director
     Tracy Warner                      [39]             Vice President Finance, Chief Financial Officer, Treasurer
                                                        and Secretary

     Nancy Lazara                      [46]             Vice President Food
     Joel Sjostrom                     [41]             Vice President Retail Operations
     J. Montgomery Chellis             [37]             Vice President Branded Sales

         Victor D. Alhadeff, Chief Executive Officer and Chairman of the Board. See "Nominees for Director."

         C. William Vivian, President and Chief Operating Officer. See "Nominees for Director."

         Tracy L. Warner, Vice President Finance, Chief Financial Officer, Treasurer and Secretary. Ms. Warner has served as our Vice President Finance since August 1999, as our Chief Financial Officer since August 2000 and as our Treasurer and Secretary since January 2001. From June 1999 to August 1999,

Ms. Warner served as our Controller. Prior to joining BRIAZZ, Ms. Warner served as Corporate Controller for The Armco Group, a property management company, from 1998 to 1999; Director of Finance/Controller for Oberto Sausage Company, a manufacturer of meat snacks, from 1997 to 1998; Assistant Treasurer/Controller for Philip Services, an international recycling and disposal company, from 1993 to 1997; and Senior Auditor for Coopers & Lybrand, a public accounting firm, from 1987 to 1993. Ms. Warner received a B.A. in Business Economics from the University of California, Santa Barbara in 1987.

         Nancy Lazara, Vice President Food. Ms. Lazara has served as our Vice President Food since joining BRIAZZ in 1998. Ms. Lazara is responsible for menu strategy, product development, quality assurance and product purchasing. Prior to joining us, Ms. Lazara was Vice President of Product Development for H-E-B Grocery Company, a San Antonio-based supermarket chain, from 1989 to 1996; and Vice President, Food Services for Larry's Markets, a Seattle-based supermarket chain, from 1984 to 1989. Ms. Lazara received a Grande Diplome from Le Cordon Bleu Cooking School in France in 1975.

         Joel Sjostrom, Vice President Retail Operations. Mr. Sjostrom has served as our Vice President Retail Operations since January 2000. Mr. Sjostrom was previously our Regional Vice President, California from 1998 to January 2000, and our California Market Manager from 1997 to 1998. From 1986 to 1997, Mr. Sjostrom served as a Regional Manager at Baker's Square, a restaurant chain. Mr. Sjostrom received a B.A. in Marketing and Management from the University of Minnesota in 1986.

         J. Montgomery Chellis, Vice President Branded Sales. Mr. Chellis has served as our Vice President Branded Sales since joining BRIAZZ in August of 2001. Since April 2001, Mr. Chellis has been the Regional Director West for the newly formed Kraft/Nabisco organization. Prior to that, Mr. Chellis was with Nabisco since 1996, where he was the Northwest Region Sales Manager. Mr. Chellis received his degree his B.A. from Central Washington University in 1988.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         BRIAZZ's Compensation Committee is currently composed of Mr. Fersch, Kourkoumelis, and Matteson. Paul Vigano served as a member of our Compensation Committee until he resigned as a director in December 2001. No member of the Compensation Committee is an officer or employee of BRIAZZ. No executive officer of BRIAZZ serves as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. In addition, no interlocking relationship exists between any member of our Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

OWNERSHIP INFORMATION

         The following table sets forth certain information known to BRIAZZ with respect to the beneficial ownership of our Common Stock as of April 17, 2002, by
(i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

            DIRECTORS, NAMED EXECUTIVE OFFICERS                      NUMBER OF SHARES         % OF TOTAL SHARES
                   AND 5% SHAREHOLDERS(2)                         BENEFICIALLY OWNED(1)            OWNED
                   ----------------------                         ---------------------       -------------------
Victor D. Alhadeff                                                        878,973 (3)                  15.4%
Richard Fersch                                                             21,726 (4)                   *
Dan Kourkoumelis                                                           38,334 (5)                   *
C. William Vivian                                                          41,195 (6)                   *
Charles C. Matteson, Jr.                                                        0                       *
Tracy L. Warner                                                            10,500 (7)                   *
Nancy Lazara                                                               18,764 (8)                   *
Joel Sjostrom                                                              18,795 (9)                   *
J. Montgomery Chellis                                                           0                       *
All directors and executive officers (9 persons)                        1,048,287 (10)                 17.9%
Whitney Equity Partners, L.P.                                             836,021 (11)                 14.3%
Jack Benaroya                                                             676,152 (12)                 11.6%
Alhadeff Limited Partnership II                                           473,807 (3)                   8.1%
Howard Schultz                                                            387,997 (13)                  6.6%


* Represents beneficial ownership of less than one percent (1%) of the Common Stock.


(1) Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days after April 17, 2002, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership for any other person. Applicable percentage ownership is based on the aggregate Common Stock outstanding as of April 17, 2002, which was 5,847,310, together with the applicable options and warrants of such shareholder.

(2) Unless otherwise indicated, the address of each beneficial owner is the address of BRIAZZ.

(3) Represents, with respect to Mr. Alhadeff, 252,019 shares held directly, 101,430 shares issuable upon exercise of warrants exercisable at $5.74 per share, 71,717 shares issuable upon the exercise of stock options, of which 33,039 are exercisable at $1.50 per share, 28,578 are exercisable at $4.70 per share, 1,630 are exercisable at $6.00 per share and 100 are exercisable at $1,632 per share, and 473,807 shares held by Alhadeff Limited Partnership II, and represents with respect to Alhadeff Limited Partnership II, such 473,807 shares.

(4) Represents 5,200 shares held directly, 1,599 shares issuable upon exercise of warrants exercisable at $6.00 per share and 21,726 shares issuable upon exercise of stock options, of which 1,667 are exercisable at $1.50 per share, 10,000 are exercisable at $4.70 per share, 10,000 are exercisable at $6.00 per share, 34 are exercisable at $600.00 per share and 25 are exercisable at $1,800.00 per share.

(5) Represents shares issuable upon exercise of stock options, of which 18,167 are exercisable at $1.50 per share, 10,000 are exercisable at $4.70 per share, 10,000 are exercisable at $6.00 per share and 167 are exercisable at $1,800.00 per share.

(6) Represents shares issuable upon exercise of stock options, of which 27,309 are exercisable at $1.50 per share, 12,663 are exercisable at $4.70 per share, 1,087 are exercisable at $6.00 per share and 136 are exercisable at $1,800.00 per share.

(7) Represents shares issuable upon exercise of stock options, of which 5,000 shares are exercisable at $1.50 per share, 4,964 are exercisable at $4.70 per share and 536 are exercisable at $6.00 per share.

(8) Represents shares issuable upon exercise of stock options, of which 13,183 are exercisable at $1.50 per share, 18,764 are exercisable at $4.70 per share, 539 are exercisable at $6.00 per share, 34 are exercisable at $1,632.00 per share and 48 are exercisable at $1,800.00 per share.

(9) Represents 1,300 shares held directly and 17,495 shares issuable upon exercise of stock options, of which 11,961 are exercisable at $1.50 per share, 4,987 are exercisable at $4.70 per share, 513 are exercisable at $6.00 per share, 5 are exercisable at $1,632.00 per share and 29 are exercisable at $1,800.00 per share.

(10) Includes 802,001 shares subject to options exercisable within 60 days of April 17, 2002.

(11) Represents shares beneficially owned by Whitney Equity Partners, L.P. Represents 617,358 shares held directly, 196,971 shares issuable upon exercise of warrants exercisable at $5.74 per share and 21,692 shares issuable upon exercise of stock options held by Peter Castleman, a Managing Director of Whitney & Co., of which 1,667 are exercisable at $1.50 per share, 10,000 are exercisable at $4.70 per share, 10,000 are exercisable at $6.00 per share and 25 are exercisable at $1,800.00 per share. The name of the general partner of Whitney Equity Partners, L.P. is J. H. Whitney Equity Partners, L.L.C., a Delaware limited liability company, whose business address is 177 Broad Street, Stamford, CT 06901. The names and business address of the members of J. H. Whitney Equity Partners, L.L.C. are as follows: Peter M. Castleman, Jeffrey R. Jay, William Laverack, Jr., Daniel J. O'Brien and Michael R Stone, the business address of each of whom is 177 Broad Street, Stamford, CT 06901.

(12) Represents 492,961 shares held directly and 183,191 shares issuable upon exercise of warrants exercisable at $5.74 per share. The address for Mr. Benaroya is c/o Benaroya Capital Company, L.L.C., 1001 Fourth Avenue, Suite 4700, Seattle, Washington 98154.

(13) Represents 271,190 shares held directly, 104,470 shares issuable upon exercise of warrants exercisable at $5.74 per share and 12,337 shares issuable upon exercise of stock options, of which 1,667 are exercisable at $1.50 per share, 10,000 are exercisable at $6.00 per share, 167 are exercisable at $600.00 per share, 261 are exercisable at $1,632.00 per share and 242 shares are exercisable at $3,900.00. The address for Mr. Schultz is c/o Starbucks Corporation, 2401 Utah Avenue South, Seattle, Washington 98134.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that our officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish us with copies of all such reports they file.

         Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 30, 2001, our officers and directors, and all of the persons known to us to own more than ten percent (10%) of our Common Stock, filed all required reports on a timely basis, except as follows:

Mr. Fersch filed one late Form 4 and Mr. Benaroya failed to file one Form 4 with respect to the automatic conversion of preferred stock and preferred stock warrants into common stock and common stock warrants pursuant to our initial public offering.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         At fiscal year-end, Mr. Alhadeff, our Chief Executive Officer and Chairman of the Board, was a co-obligor on our $2,000,000 operating line of credit with U.S. Bank National Association. Mr. Alhadeff receives no compensation from us for serving in this capacity. The line of credit currently has no balance outstanding and expired April 15, 2002.

         We are a party to a lease agreement dated November 6, 1998 with Benaroya Capital Company, LLC, pursuant to which we have agreed to lease a 517 square foot retail space in Metropolitan Park West, 1100 Olive Way, Seattle, Washington for the period from November 15, 1998 to May 31, 2003. Our monthly rent is the lesser of $1,300 or 6% of our gross sales. During the fiscal year ended December 30, 2001, we paid Benaroya Capital a total of $26,205 in connection with our lease obligations. We anticipate that our future rent obligations from December 31, 2001 to May 31, 2003 will be a maximum of $22,100 under the calculation described above. Benaroya Capital is controlled by Jack Benaroya, one of our principal shareholders.

         Starbucks Corporation currently supplies the coffee for our cafes. During fiscal 2001, we purchased a total of $471,256 in coffee and coffee-related supplies from Starbucks. Mr. Schultz, one of our principal shareholders and a former director, is the Chairman and Chief Global Strategist of Starbucks.

                            COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth the compensation paid to our Chief Executive Officer and four most highly compensated executive officers for the fiscal years ended December 31, 2000 and December 30, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                                                                          COMPENSATION
                                                                     ANNUAL COMPENSATION                  SECURITIES
                                                                ------------------------------             UNDERLYING
NAME AND PRINCIPAL POSITION                                      SALARY                   BONUS            OPTIONS
---------------------------                                      ------                   -----            -------
Victor D. Alhadeff                           2001                $150,000                    $0            122,833
Chief Executive Officer and                  2000                 150,000                     0             12,500
Chairman of the Board

C. William Vivian                            2001                 209,999                     0            129,998
President and Chief Operating                2000                 194,369                     0              8,334
Officer

Tracy L. Warner                              2001                 124,231                     0             22,000
Vice President Finance, Chief                2000                 106,923                     0             10,000
Financial Officer, Treasurer and
Secretary

Nancy Lazara                                 2001                 115,750                     0             21,998

                                                                                                          LONG-TERM
                                                                                                          COMPENSATION
                                                                     ANNUAL COMPENSATION                  SECURITIES
                                                                ------------------------------             UNDERLYING
NAME AND PRINCIPAL POSITION                                      SALARY                   BONUS            OPTIONS
---------------------------                                      ------                   -----            -------
Vice President Food                          2000                 112,223                     0              5,000

Joel Sjostrom                                2001                 117,431                     0             21,997
Vice President Retail Operations             2000                 111,130                     0             10,001

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding stock option grants to our Chief Executive Officer and four most highly compensated executive officers during the year ended December 30, 2001. The potential realizable value is calculated based on the assumption that the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of its term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:


         - multiplying the number of shares of Common Stock subject to a given option by the exercise price;

         - assuming that the aggregate stock value derived from that calculation compounds at the annual five percent (5%) or ten percent (10%) rate shown in the table for the entire ten-year term of the option; and

         - subtracting from that result the aggregate option exercise price.

                          OPTION GRANTS IN FISCAL 2001

                                                    INDIVIDUAL GRANTS
                                ----------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE VALUE
                                               % OF TOTAL                                     AT ASSUMED ANNUAL RATES OF
                                 NUMBER OF       OPTIONS                                       STOCK PRICE APPRECIATION
                                SECURITIES     GRANTED TO       EXERCISE                           FOR OPTION TERM
                                UNDERLYING    EMPLOYEES IN     PRICE (PER                     -----------------------------
                                 OPTIONS        FISCAL YEAR       SHARE)       EXPIRATION
NAME                            GRANTED(1)         (2)             (3)           DATE              5%             10%
-------------------------       -----------  --------------    ----------      ----------     ------------      -----------
Victor D. Alhadeff               114,314          24.6%           $4.70      June 7, 2011           $0             $0
                                   6,519           1.4%           $6.00      Jan. 24, 2011           0              0
                                   2,000           0.4%           $2.34      July 31, 2011           0              0
C. William Vivian                 50,652          10.9%           $4.70      June 7, 2011            0              0
                                   4,346           0.9%           $6.00      Jan. 24, 2011           0              0
                                  75,000          16.1%           $2.34      July 31, 2011           0              0
Tracy L. Warner                   19,858           4.3%           $4.70      June 7, 2011            0              0
                                   2,142           0.5%           $6.00      Jan. 24, 2011           0              0
Nancy Lazara                      19,842           4.3%           $4.70      June 7, 2011            0              0
                                   2,156           0.5%           $6.00      Jan. 24, 2011           0              0
Joel Sjostrom                     19,948           4.3%           $4.70      June 7, 2011            0              0
                                   2,049           0.4%           $6.00      Jan. 24, 2011           0              0

(1) All options vest as to 25% on each of the first four anniversaries of the date of grant.

(2) During the fiscal year ended December 30, 2001, options to purchase 464,550 shares were issued to employees.

(3) The exercise price per share was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth for our Chief Executive Officer and four most highly compensated executive officers the number of shares acquired upon exercise of stock options during the year ended December 30, 2001 and the number of shares subject to exercisable and unexercisable stock options held at December 30, 2001.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                           AND YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS AT
                                                                     AT DECEMBER 30, 2001             DECEMBER 30, 2001(1)
                                                                     --------------------             --------------------
                              SHARES ACQUIRED        VALUE
NAME                            ON EXERCISE        REALIZED      EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                            -----------        --------      -----------     -------------    -----------     -------------
Victor D. Alhadeff                   -                 -            41,509           160,491            -                -
C. William Vivian                    -                 -            22,921           157,079            -                -
Tracy L. Warner                      -                 -            10,000            37,000            -                -
Nancy Lazara                         -                 -            10,438            31,562            -                -
Joel Sjostrom                        -                 -            10,215            36,785            -                -

(1) The closing price of the Common Stock on December 28, 2001, the last trading day prior to December 30, 2001, was $0.89 per share. As of December 30, 2001, no options were in-the-money.

EMPLOYMENT AGREEMENTS

         Pursuant to our employment agreement with C. William Vivian, dated July 1999, Mr. Vivian has agreed to act as our President and Chief Operating Officer, working primarily from our base of operations in Seattle, Washington and any future base of operations located within 50 miles of Seattle, Washington.

         Mr. Vivian's compensation under the agreement includes a base annual salary of $140,000 beginning in January 1999, which was increased to $152,000 in 1999, to $200,000 in 2000, and to $210,000 in 2001, and which is subject to annual review. Increases in Mr. Vivian's base salary may be made in our sole discretion. Mr. Vivian is eligible to participate in an incentive bonus plan adopted by the compensation committee, with an annual potential bonus of 30% of Mr. Vivian's base salary, which was increased to 35% in the senior management team annual incentive plan for fiscal 2000. Mr. Vivian is also eligible to receive annual vacation leave, reimbursement of reasonable travel costs and use of a company car, as further described in the agreement.

         Mr. Vivian's employment agreement may be terminated by either party without cause (as defined in the agreement). In the event that we terminate Mr. Vivian's employment without cause, we agree to provide Mr. Vivian with monthly separation payments equal to Mr. Vivian's base monthly salary, for a period of 12 months, subject to Mr. Vivian providing us with a waiver and release of all claims.

         We have entered into a non-competition agreement with our Chief Executive Officer and Chairman of the Board, Victor D. Alhadeff, dated October 18, 1996. This agreement provides that during the term of his employment with BRIAZZ and for two years thereafter, Mr. Alhadeff will not act as an agent of, own (except for less than 5% of a competitor's equity interests) or participate in the management of any of our competitors, without geographical limitation, or induce any of our employees, consultants or agents to leave BRIAZZ.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors recommends, reviews and approves the salaries, benefits and stock incentive plans for our executive officers, and for reviewing and approving compensation recommendations made by the Chief Executive Officer for the other officers and key employees. The Committee is also responsible for administering all of our compensation plans.

         BRIAZZ administers several incentive-based programs for our executive officers and other employees.

     - The Compensation Committee awards stock options to employees pursuant to our 1996 Amended Stock Option Plan based upon the employee's salary, level of responsibility and length of service. Senior management-level employees, including our named executive officers, are eligible to receive an initial grant of stock options on the employee's hire date and performance-based annual grants as determined on a case-by-case basis;

     - The Compensation Committee administers annual cash incentive plans that are targeted toward specific groups of employees, including senior management, managers, supervisors, sales specialists and other salaried employees. The 2001 bonus plan for eligible officers and executives was based soley on Briazz exceeding the budgeted pre-tax earnings. Eligible officers and executives could earn 30-35% of their annual base salary if Briazz meets specific financial goals. None of the eligible officers and executives received any compensation from this plan since Briazz did not exceed it pre-tax budget . The 2002 bonus plan remains the same, except for those officers and executives with operational responsibilities. The bonus plan for officers and executives with operational responsibilities will be based on the roll-up of their units ability to exceed pre-tax contributions and the company exceeding pre-tax contributions;

     - Eligible employees may also participate in our 2001 Employee Stock Purchase Plan, which permits eligible employees to purchase Common Stock through payroll deductions of up to 10% of their cash compensation per year, during six month offering periods. The price of Common Stock issued under the plan is the lesser of 85% of the fair market value on the first day of the offering period and 85% of the fair market value on the last day of the offering period.

         Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by BRIAZZ during 2002 will exceed the $1 million limitation.

Respectfully submitted,                               Compensation Committee

                                                      Richard Fersch
April 29, 2002                                        Dan Kourkoumelis
                                                      Charles Matteson, Jr.

                                PERFORMANCE GRAPH

         The following chart presents a comparison of the cumulative total return to shareholders since the date of BRIAZZ's initial public offering (May 2, 2001) of our Common Stock, the Nasdaq Composite Index, and the S&P Small Cap Restaurant Index. The graph assumes an initial investment of $100 and reinvestment of all dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                                  [LINE GRAPH]

                                         37018         37073             37164             37255
                                         -----         -----             -----             -----
Briazz                                    100       33.93939394       14.54545455       10.78787879
Nasdaq National Market Composite Index    100       98.82073084       67.97854034       89.63052941
S&P Small Cap Restaurant Index            100       93.44768718       93.75660515       120.5918218

          PROPOSAL 2 - AMENDMENT OF THE 1996 AMENDED STOCK OPTION PLAN

         The Board of Directors has approved and recommended that the shareholders adopt an amendment to the BRIAZZ, Inc. 1996 Amended Stock Option Plan to provide for the issuance of up to 1,165,000 shares of common stock pursuant to the plan which is an increase of 165,000 shares. The following is a summary of the material provisions of the 1996 Amended Stock Option Plan.

         The 1996 Amended Stock Option Plan was initially adopted by our Board of Directors and approved by our shareholders in December 1995 and was last amended in January 2001. The plan currently provides for the issuance of up to 1,000,000 shares of common stock upon the exercise of options granted thereunder, subject to adjustment for stock dividends, stock splits, reverse stock splits and other similar changes in our capitalization.

         Under the plan, stock options may be granted to employees, directors and such other persons as the plan administrator may select. As of December 30, 2001, BRIAZZ had 452 employees and directors, each of whom was eligible to receive stock options under the plan. The plan administrator has not determined the number of stock options that will be granted to our directors, named executive officers or other employees if the proposed amendment is approved or the number of stock options that would have been granted to such persons during fiscal 2001 had such amendment then been in effect.

         We have implemented a stock option program under the terms of the plan that we refer to as our "Fresh Options" program. The Fresh Options program currently provides for all hourly employees to receive a one-time grant of non-qualified stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) after working 1,300 hours. The number of shares covered by the option is based on the employee's wages. Additional options may be granted to employees who remain employed for more than three years. Fresh Options are granted two times per year, on May 1st and November 1st.

         Management-level employees are eligible to receive an initial grant of stock options at the next semi-annual grant date after the date of hire. The number of shares covered by the option is based on the manager's salary level. If an hourly employee is promoted to the management level, an option to purchase additional shares is granted in an amount equal to that granted to a newly hired manager.

         Senior management-level employees are eligible to receive an initial grant of stock options on the employee's hire date and performance-based annual grants as determined on a case-by-case basis.

         DIRECTORS ARE ELIGIBLE TO RECEIVE AN INITIAL GRANT OF NON-QUALIFIED STOCK OPTIONS WHEN ELECTED OR APPOINTED TO THE BOARD.

         On March 3, 1997, the Board of Directors authorized the compensation committee to serve as the plan administrator. The exercise price per share for options granted pursuant to the plan is the fair market value of the shares on the date of grant, as determined by the plan administrator. Options typically vest in equal annual installments over a four-year period. No options vest in any year in which the optionee, if an employee, works less than a minimum of 500 hours.

         With certain exceptions, each outstanding option terminates, to the extent not previously exercised, upon the occurrence of the first of the following events:

     - the expiration of the term of the option, which is specified by the plan administrator at the time of grant (generally ten years; or, with respect to incentive stock options granted to greater-than-ten-percent shareholders, a maximum of five years);

     - the date of an optionee's termination of employment or contractual relationship with us for cause;

     - the expiration of three months from the date of an optionee's termination of employment or contractual relationship with us for any reason other than cause, death or disability, unless, in the case of a non-qualified stock option, extended by the plan administrator until a date no later than the expiration date of the option; or

     - the expiration of one year from the date of an optionee's cessation of employment or contractual relationship with us by reason of death or disability, unless, in the case of a non-qualified stock option, the exercise period is extended by the plan administrator until a date not later than the expiration date of the option.

         Upon exercise, the exercise price may be paid in cash or by:

     - with the approval of the plan administrator, delivering shares of common stock previously held;

     - having shares withheld or sold or margined from the number of shares to be received; or

     - complying with any other payment mechanisms the plan administrator may approve.

         The plan administrator may amend, modify or terminate the plan, or modify or amend options granted under the plan, except that no amendment with respect to an outstanding option that has the effect of reducing the holder's benefits may be made over the objection of the holder (other than those provisions triggering acceleration of vesting of outstanding options).

         As of December 30, 2001, options to acquire 908,129 shares of common stock were outstanding and options to acquire 316,707 shares of common stock were exercisable under the plan. In 2001, 3,897 options were exercised. Of the outstanding options: 4,211 were at an exercise price of $0.95 per share; 419,029 were at an exercise price of $1.50 per share; 102,000 were at an exercise price of $2.34; 308,136 were at an exercise price of $4.70 per share; 72,770 were at an exercise price of $6.00 per share; 301 were at an exercise price of $600.00; 681 were at an exercise price of $1,632.00 per share; 759 were at an exercise price of $1,800.00 per share; and 242 were at an exercise price of $3,900.00 per share.

         THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1996 AMENDED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED THEREUNDER FROM 1,000,000 TO 1,165,000 AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE PLAN.

              PROPOSAL 3 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Company has selected PricewaterhouseCoopers LLP as its independent accountants for the fiscal year ending December 29, 2002.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                                    AUDITORS

         Representatives of PricewaterhouseCoopers LLP, independent public auditors for BRIAZZ for fiscal 2001 and the current fiscal year, will be present at the meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board does not intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

         IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Victor D. Alhadeff

                                            Victor D. Alhadeff
                                            Chief Executive Officer and
                                            Chairman of the Board

April 29, 2002
Seattle, Washington

                                   APPENDIX A

                                  BRIAZZ, INC.

                             AUDIT COMMITTEE CHARTER

         The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of BRIAZZ, Inc. (the "Company") designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, (3) the independence and performance of the Company's Outside Auditors, and (4) conflict of interest transactions.

I.       ROLES AND RESPONSIBILITIES

         A. MAINTENANCE OF CHARTER. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

         B. FINANCIAL REPORTING. The Committee shall review and make recommendations to the Board regarding the adequacy of the Company's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall:

         With respect to the Annual Financial Statements:

           - Review and discuss the Company's audited financial statements with management and with the Company's outside auditors.

           - Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's audited financial statements.

           - Discuss with the outside auditor the matter required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

           - Based on the forgoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K.

           - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

              With respect to Quarterly Financial Statements:

           - Review with management and the outside auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q. The review may be conducted through a designated representative member of the Committee.

C. INTERNAL CONTROLS. The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:

           - Ensure that the outside auditors are aware that the Committee is to be informed of all control problems identified.

           - Review with the Company's counsel legal matters that may have a material impact on the financial statements.

           - Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

           - Receive periodic updates from management, legal counsel, and Independent Auditors concerning financial compliance.

D.       RELATIONSHIP WITH OUTSIDE AUDITORS.  The Committee shall:


           - Interview, evaluate, and making recommendations to the Board with respect to the retention of, or replacement of, outside auditors.

           - Ensure receipt from outside auditors of a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard I.

           - Actively engage in a dialog with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

           - Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

           -    Review and approve the fees to be paid to the outside auditor.

                Notwithstanding the foregoing, the outside auditors shall be ultimately accountable to the Board and the Committee, as representatives of shareholders. The Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

E.       CONFLICT OF INTEREST TRANSACTIONS.  The Committee shall:

           - Review potential conflict of interest situations, including transactions between the Company and its officers, directors and significant shareholders not in their capacities as such.

           - Make recommendations to the Board regarding the disposition of conflict of interest transactions in accordance with applicable law, including Minnesota Statutes Section 302A.255 if applicable.

II.      MEMBERSHIP REQUIREMENTS

           - The audit Committee (the "Committee") shall consist of at lease three directors chosen by the Board of Directors (the "Board").

           - Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

           - At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.

           - All Committee members shall be independent directors as defined in Rule 4200(a)(15) of the NASDAQ.

III.     STRUCTURE

           - The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

           - The Committee Chairperson shall review and approve an agenda in advance of each meeting.

           - The Committee shall meet at least twice annually, or more frequently as circumstances dictate.

           - The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

           - The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Corporate Policies.

                                  BRIAZZ, INC.
                       3901 - 7TH AVENUE SOUTH, SUITE 200
                                SEATTLE, WA 98108

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Victor D. Alhadeff and Tracy L. Warner as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of BRIAZZ, Inc. held of record by the undersigned at the close of business on April 17, 2002 at the Annual Meeting of Shareholders to be held on Wednesday, June 5, 2002, or any adjournment or postponement thereof.

Please mark your votes [X] as indicated.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1.       ELECTION OF DIRECTORS:

FOR Victor D. Alhadeff                                                 [  ]
WITHHOLD AUTHORITY to vote for Victor D. Alhadeff                      [  ]

FOR Richard Fersch                                                     [  ]
WITHHOLD AUTHORITY to vote for Richard Fersch                          [  ]

FOR Dan Kourkoumelis                                                   [  ]
WITHHOLD AUTHORITY to vote for Dan Kourkoumelis                        [  ]

FOR C. William Vivian                                                  [  ]
WITHHOLD AUTHORITY to vote for C. William Vivian                       [  ]

FOR Charles C. Matteson, Jr.                                           [  ]
WITHHOLD AUTHORITY to vote for Charles C. Matteson, Jr.                [  ]



FOR the nominee listed below:                                          [  ]

----------------------------------------

FOR the nominee listed below:                                          [  ]


----------------------------------------

FOR the nominee listed below:                                          [  ]

----------------------------------------

2.  PROPOSAL TO AMEND THE 1996 AMENDED STOCK OPTION PLAN.

                         FOR [ ]   AGAINST [ ]     ABSTAIN [ ]

3.  RATIFICATION OF INDEPENDENT ACCOUNTANTS.

                         FOR [ ]   AGAINST [ ]     ABSTAIN [ ]

4. In their discretion the Proxies are authorized to vote upon such other business as may property come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:                     2002
       -----------------,

------------------------------------------
Signature

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Signature, if held jointly